Exhibit 99.1

Presidio and INX Join Forces to Create Leading National Provider of Advanced IT Solutions

DALLAS--(BUSINESS WIRE)--INX Inc., (NASDAQ: INXI) signs Definitive Agreement with Presidio.

INX Inc. and Presidio Inc. announced today that they have entered into a definitive agreement, whereby Presidio will acquire all of the outstanding common stock of INX. The proposed transaction will create one of the largest national advanced IT solution providers. The post transaction company, which will carry the Presidio name, will employ over 1,800 IT professionals operating out of 45+ offices across the United States and will offer clients unparalleled access to world-class consulting, engineering & technical resources.

Presidio and INX both capitalized early on important market transitions to create leading Data Center and Cloud, Collaboration, Security and Network Infrastructure Architecture practices. Each company delivers a full suite of mature managed and hosted services offerings associated with those architectures. Both firms have created business models to deliver innovative, purpose-built solutions that address the entire technology lifecycle and drive business value. Additionally, both organizations are recognized as elite strategic partners by leading technology providers including Cisco, EMC, VMWare, NetApp and VCE.

“We are pleased to unite with such a well regarded and professional organization as INX. There is tremendous synergy between the two companies. Combining INX and Presidio’s capabilities will enable us to offer one of the broadest portfolios of services and advanced IT solutions available in the industry”, explained Kevin Penn, Presidio’s Chairman.  “Our two firms share similar values and a commitment to providing transformational technology solutions that enable superior business results. Both Presidio and INX clients will benefit greatly from this partnership. The similarity of the two cultures should lead to a very smooth transition.”

The transaction is expected to close in early 2012, subject to the receipt of shareholder approval and other customary closing conditions. INX is a publicly traded stock on the NASDAQ exchange. Under the terms of the agreement, INX shareholders will receive $8.75 per share. INX’s board of directors has approved the merger agreement and is recommending that INX shareholders adopt the agreement.

“We are extremely excited about becoming part of this combined organization”, stated Mark Hilz, INX President and CEO, “Presidio and INX have been pursuing similar strategies in the IT solutions marketplace. Combining our organizations will enable us to accelerate our growth and quickly build the scale that we need to provide the highest quality of service to our clients. Simply put, this combination is a win for our clients, employees, and our shareholders.”

Presidio has a history of merging great companies. Over the last seven years, Presidio has brought together regional leaders such as Ficomp, Networked Information Systems, Solarcom and Coleman Technologies to create one of the fastest growing, privately held companies in the technology industry.

ABOUT INX

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP based unified communications and data center/cloud infrastructure solutions for enterprise organizations. Through its suite of technology offerings, INX provides organizations with advanced architecture solutions that also focus on the enabling infrastructure. Services are centered on the design, implementation and support of network infrastructure, wireless, security, unified communications, and cloud computing solutions incorporating both data center and desktop virtualization. Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Because of its focus, expertise and experience, INX believes it delivers superior results for its customers. Additional information about INX can be found on the Web at www.INXI.com.

ABOUT PRESIDIO

Presidio is a leading provider of professional and managed services for advanced IT solutions. Presidio addresses its clients’ complete information technology lifecycle – enabling clients to plan, design, implement, test and operate their technology investments. Presidio's comprehensive portfolio includes data center/virtualization, unified communications/collaboration, security, mobility and contact center technology solutions as well as managed services. Holding the highest industry certifications from partners such as Cisco, EMC, HP, IBM, NetApp, VMware and Microsoft, Presidio is well-positioned to meet the growing needs of organizations migrating to advanced technologies. Presidio also offers clients an extensive suite of financing solutions, including leasing. For more information visit: www.Presidio.com.

In connection with the proposed transaction, INX will file with the Securities and Exchange Commission (SEC) a preliminary proxy statement and mail a definitive proxy statement and other relevant documents regarding the proposed transaction to INX’s stockholders. INX’S STOCKHOLDERS ARE URGED TO READ, WHEN AVAILABLE, INX’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH INX’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INX AND THE PROPOSED TRANSACTION. INX’s stockholders may obtain a free copy of these documents, as well as other filings containing information about INX, at the SEC’s website, www.sec.gov. INX’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and any other relevant documents (when available) by directing a request to: investor.relations@inxi.com

SAFE HARBOR STATEMENT:

The statements contained in this press release that are not statements of historical fact, including, but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected benefits from the announced transaction are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Such risks include failure to satisfy the conditions of the proposed transaction, including failure to obtain the required approvals of INX’s stockholders; the costs and expenses associated with the proposed transaction; contractual restrictions on the conduct of INX’s business included in the merger agreement; the potential loss of key personnel, disruption of INX’s business or any impact on INX’s relationships with third parties as a result of the proposed transaction; any delay in consummating the proposed transaction or the failure to consummate the proposed transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the proposed transaction. Additional information about risk factors are contained in INX’s most recent filings with the SEC on Forms 10-K and 10-Q. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. INX expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the INX expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Press Contact for Presidio:	Press Contact for INX:
John DeSarbo	Mike French
Senior Vice President, Marketing	Senior Vice President, Marketing
301-313-2084	505-938-4140
jdesarbo@Presidio.com	mfrench@inxi.com